Exhibit 21.1

List of Subsidiaries - March 2008

Xfone, Inc.

100% NTS Communications, Inc.
100% NTS Management Company, LLC
100% Communications Brokers, Inc.
100% NTS Construction Company
100% NTS Telephone Company, LLC
100% Midcom of Arizona, Inc.
100% Garey M Wallace Company, Inc.

100%  Xfone USA, Inc.
100%  eXpeTel Communications, Inc.
100%  Gulf Coast Utilities, Inc.

100 % Story Telecom, Inc.
100% Story Telecom Limited

100% Swiftnet Limited
100% Auracall Limited

100% Equitalk.co.uk Limited

69% Xfone 018 Ltd.

Xfone, Inc.
69%
100%
100%
100%
100%
100%
Xfone 018 Limited [Israel]
Equitalk.co.uk Limited [UK]
Swiftnet Limited [UK]
Story Telecom, Inc. [USA]
Xfone USA, Inc. [USA]
NTS Communications, Inc. [USA]
100%
100%
100%
100%
Auracall Limited [UK]
Story Telecom Limited [UK]
Gulf Coast Utilities, Inc. [USA]
eXpeTel Communications, Inc. [USA]
100%
100%
100%
100%
100%
100%
NTS Construction Company [USA]
Garey M Wallace Company, Inc. [USA]
Midcom of Arizona, Inc. [USA]
Communications Brokers, Inc. [USA]
NTS Telephone Company, LLC [USA]
NTS Management Company, LLC [USA]